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                                                                    EXHIBIT 10.3

                                                               Execution Version

                          SECURITIES PURCHASE AGREEMENT


          SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of October 3, 2005, by and among Whitehall Jewellers, Inc., a Delaware corporation, with headquarters located at 155 N. Wacker Dr., Ste. 500, Chicago, IL 60606 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "BUYERS").

          WHEREAS:

          A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

          B. The Company has authorized a new series of secured convertible notes of the Company, which notes shall be convertible into the Company's common stock, $0.001 par value per share (the "COMMON STOCK"), in accordance with the terms of such notes.

          C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes, in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the "NOTES"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $50,000,000) (as converted, collectively, the "CONVERSION SHARES").

          D. The Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock ("INTEREST SHARES").

          E. On the date hereof, each Buyer (or its affiliated lender under the Bridge Facility Documents (as defined herein)) will receive, as consideration for the execution of this Agreement and the Bridge Facility Documents (as defined herein), Warrants, in substantially the form attached hereto as Exhibit B (the "WARRANTS"), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer's name in column (3) of the Schedule of Buyers (as exercised, collectively, the "WARRANT SHARES").

          F. The Company and its rights agent have, contemporaneously with the execution of this Agreement, executed an amendment to that certain Amended and Restated Stockholders Rights Agreement (the "RIGHTS AGREEMENT"), dated as of April 28, 1999 between the Company and BankBoston, N.A., in the form attached hereto as Exhibit H (the "RIGHTS PLAN AMENDMENT") and such Rights Plan Amendment has not been amended or otherwise modified since the date hereof.

          G. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with

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     its terms, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the
     Company has agreed to provide certain registration rights with respect to the Warrant Shares and, if issued, the Conversion Shares and the Interest Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

          H. Concurrently herewith, the Company and certain of its subsidiaries are entering into temporary financing arrangements with certain of the Buyers, as secured lenders, and as more fully set forth in a credit agreement by and among the Company as a borrower (the "BRIDGE BORROWER"), PWJ Lending LLC, as administrative agent and collateral agent (in such capacity the "BRIDGE AGENT"), and the lenders thereunder, as lenders (collectively, the "BRIDGE LENDERS"), and certain other security and ancillary documents related thereto, and an intercreditor and lien subordination agreement by and among the Bridge Agent and LaSalle Bank National Association, as administrative agent and collateral agent (the "SENIOR AGENT") for certain lenders (the "SENIOR LENDERS"), acknowledged and assented to by the Bridge Borrower (the "BRIDGE FACILITY"), pursuant to which, subject to the satisfaction of certain borrowing conditions, the Buyers are making available to the Bridge Borrower a $30 million secured term loan (the "BRIDGE AMOUNT"). The documents entered into in connection with the Bridge Facility are referred to herein as the "BRIDGE FACILITY DOCUMENTS".

          I. The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES".

          J. The Notes will be secured by a third lien on substantially all of the personal property assets of the Bridge Loan Parties. The Notes and the liens securing such Notes are fully subordinated to the debt and liens in favor of the Senior Agent and the Senior Lenders pursuant to the Subordination Agreement, dated as of the date hereof, among the Senior Lenders and the Buyers, and certain other security and ancillary documents related thereto (collectively, the "SECURITY DOCUMENTS").

          NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

          1.   PURCHASE AND SALE OF NOTES AND WARRANTS.

               (a) Purchase of Notes and Warrants.

                    (i) Purchase of Warrants. Concurrently with the execution of this Agreement, the Company shall (A) issue to each Buyer a Warrant (allocated in the amounts as such Buyer shall request and duly executed on behalf of the Company and registered in the name of such Buyer or its designee) to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (B) deliver to the Buyers an opinion of Sidley Austin Brown & Wood LLP, the Company's outside counsel, dated as of the date hereof, substantially covering the matters set forth in Exhibit E attached hereto.

                    (ii) Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes, as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers; provided; however, that if any Buyer does not purchase


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     from the Company the full principal amount of the Notes as is set forth opposite its name in such schedule (a "BREACHING BUYER"), the Majority Buyer (as defined below) shall be obligated to purchase from the Company all or any remaining portion of such Notes, as the case may be, not so purchased by such Breaching Buyer, if any, and the Majority Buyer shall be entitled to pursue damages, to the same extent as the Company (and the Majority Buyer shall be deemed a third party beneficiary of the Company's rights in respect thereof), caused by such Breaching Buyer. In addition to the foregoing, any Breaching Buyer shall be required to assign its participation for the Bridge Facility to the Majority Buyer. Prentice (as defined below) agrees that it will be the "Majority Buyer" for all purposes of this Agreement between the date hereof and the Closing Date.

                    (iii) Closing. The date and time (the "CLOSING DATE") of the consummation of the transactions contemplated by Section 1(a)(ii) above (the "CLOSING") shall be five (5) Business Days after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date as is mutually agreed to by the Company and the holders of at least a majority of the principal amount of the Notes issued and, prior to the Closing, issuable hereunder (the "MAJORITY BUYER")) at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. For purposes of this Agreement, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                    (iv) Purchase Price. The aggregate purchase price for the Notes to be purchased by each Buyer at the Closing (the "PURCHASE PRICE") shall be the amount set forth opposite such Buyer's name in column (5) of the Schedule of Buyers less (A) such Buyer's pro rata share of any outstanding Bridge Amount (including any outstanding principal, accrued and unpaid interest, fees, late charges and other amounts due in respect thereof) or to an affiliate of such Buyer as directed by such Buyer, to the extent such Buyer's affiliate holds outstanding Bridge Amount and (B) in the case of PWJ Funding LLC ("PRENTICE") (a Buyer), a withholding amount with respect to certain expenses in accordance with Section 4(g)(ii).

               (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

          2.   BUYERS' REPRESENTATIONS AND WARRANTIES.

               Each Buyer represents and warrants with respect to only itself that:

               (a) No Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants, (ii) upon conversion or exchange of the Notes will acquire the Conversion Shares, and (iii) upon exercise of the Warrants will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the


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representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For the purpose of this Agreement, "PERSON" shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any department or agency thereof.

               (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

               (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

               (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Each Buyer further represents to the Company that the decision of each such Buyer to enter into the Transaction Documents, as applicable, has been based solely on the independent evaluation by such Buyer and its representatives and the representations, warranties and covenants of the Company contained herein and the other Transaction Documents.

               (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) offered for sale, sold, assigned or transferred to an affiliate of such Buyer,
(B) subsequently registered thereunder, (C) such Buyer shall have delivered to the Company an opinion of counsel selected by the Buyer, in a reasonably acceptable form to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (D) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the


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1933 Act, as amended, (or a successor rule thereto) (collectively, "RULE 144")
and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

               (g) Legends. Such Buyer understands that neither the Notes or the Warrants, and until such time as the resale of the Conversion Shares, the Interest Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such instruments):

               [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A REASONABLY ACCEPTABLE FORM TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR
               (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a reasonably acceptable form to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

               (h) Authorization; Validity; Enforcement. Each Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Bridge Facility Documents and any other certificate, instrument or document


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contemplated hereby or thereby. This Agreement, the Registration Rights
Agreement and the Bridge Facility Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. Any other Transaction Documents dated after the date herewith upon execution shall have been duly executed and delivered by such Buyer, and constitute the legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

               (i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Bridge Facility Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

               (j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

               (k) Brokerage. The Buyer shall be responsible for the payment of any financial advisory fees or brokers' commissions (other than for Persons engaged by the Company or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Buyers shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

          3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company represents and warrants to each of the Buyers that:

               (a) Organization and Qualification.

                    (i) The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means with respect to any Person at any time, any partnership (general or limited), joint venture, corporation, trust, estate, limited liability company, association, joint-stock company, unincorporated organization or other entity of which (or in which) more than 50% of (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares


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     of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, association, joint stock company, unincorporated organization, limited liability company or other entity, or (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries) and, except as set forth in Schedule 3(a), are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no Subsidiaries except as set forth on
     Schedule 3(a). Schedule 3(a) sets forth the nature and percentage ownership of the Company in each Subsidiary. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

               (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes and the Warrants, the Registration Rights Agreement, the Bridge Facility Documents, the Security Documents, the Issuance Documents (as defined in Section 4(a)(ii)), the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and any other certificate, instrument or document contemplated hereby or thereby (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes and the reservation for issuance and the issuance of the Interest Shares issuable in accordance with the terms of the Notes and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and, other than the filings specified in Section 3(e) and the Stockholder Approval (as defined in Section 4(n)(i)), no further filing, consent, or authorization or other corporate action is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. Any other Transaction Documents dated after the date herewith upon execution shall have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or


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similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

               (c) Issuance of Securities. The issuance of the Notes and the Warrants and, subject to Stockholder Approval, the issuance of the Conversion Shares, Interest Shares and Warrant Shares are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 105% of the maximum number of shares Common Stock issuable as Interest Shares in accordance with the terms of the Notes, issuable upon conversion of the Notes and issuable upon exercise of the Warrants. Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares, the Interest Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties made by the Buyers in this Agreement, the offer and issuance by the Company of the Notes and Warrants is exempt from registration under the 1933 Act.

               (d) No Conflicts. Subject, as applicable, to obtaining the Stockholder Approval, and except as set forth on Schedule 3(d) hereto, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Notes and the Warrants, and reservation for issuance and issuance of the Conversion Shares, the Interest Shares and the Warrant Shares, without regard to the limitation on issuance thereof) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of is Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the "PRINCIPAL MARKET")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) to the extent that such violation, conflict, default or right would not have a Material Adverse Effect and except in the case of (iii) to the extent that such violation, conflict, default or right results in a delisting of the Common Stock from the Principal Market.

               (e) Consents. Except as set forth in Schedule 3(e), the Company is not required to obtain any material consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. Except as set forth in Schedule 3(e), the Company and its Subsidiaries have not been informed by any Person that they will not be able to obtain or effect any of the registration, application or filings pursuant to the preceding sentence.

               (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting individually and solely in the capacity of arm's length


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

purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of the Subsidiaries to enter into the Transaction Documents, as applicable, has been based solely on the independent evaluation by the Company, its Subsidiaries and their representatives and the representations, warranties and covenants of the Buyers contained herein and the other Transaction Documents.

               (g) No General Solicitation; Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the financial advisory division of Standard & Poors Corporation (now Duff & Phelps LLC) (the "COMPANY FINANCIAL ADVISOR") in connection with the sale of the Securities. Except as set forth in Schedule 3(g) and other than the Company Financial Adviser, the Company has not engaged any placement agent, financial advisor or other agent in connection with the sale of the Securities.

               (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or, assuming the receipt of the Stockholder Approval, any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

               (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes, the Interest Shares issuable in accordance with the terms of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that, subject to the Closing occurring, its obligation to issue Conversion Shares upon conversion of the Notes and the Interest Shares issuable in accordance with the terms of the Notes, each in accordance with this Agreement and the Notes, and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect, which may be substantial, that such issuance may have on the ownership interests of other stockholders of the Company.

               (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. Except as set forth on
Schedule 3(j)(a), the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company (each "RIGHTS PLAN"). The Board of Directors of the Company has, prior to the execution of this Agreement, adopted a resolution exempting the issuance of the Securities from any Rights Plan of the Company and from any control share acquisition statute applicable to the Company, which is attached hereto as Schedule 3(j)(b).

               (k) SEC Documents; Financial Statements. Except as set forth on
Schedule 3(k), during the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (l) Absence of Certain Changes. Other than as set forth in the SEC Documents and except as set forth in Schedule 3(l), since the date of the Company's most recent SEC Documents, there has been no material adverse change and no material adverse development, which constitutes a Material Adverse Effect as defined in Section 8(e) of this Agreement. Except as set forth on Schedule 3(l) hereto, from January 31, 2005 to the date hereof, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business,
(iii) made capital expenditures, individually, in excess of $100,000 or $1,000,000 in the aggregate, other than expenditures made pursuant to the Company's 2005 annual capital expenditure budget in effect as of the date hereof
(iv) waived any material rights with respect to any Indebtedness or other rights in excess of $250,000 owed to it.

               (m) [Intentionally Omitted]

               (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Except, as set forth in
Schedule 3(n), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. From February 1, 2005 through the date hereof, except as set forth in Schedule 3(n), (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, as presently operated, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and since February 1, 2003 neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

               (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

               (p) Sarbanes-Oxley Act. Except as set forth on Schedule 3(p), the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

               (q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(r), none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors or pursuant to existing employment agreements or benefit plans or arrangements executed or in effect as of the date hereof), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner.

               (r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 60,000,000 shares of Common Stock, of which as of the date hereof, 13,969,297 are issued and outstanding and 4,989,605 shares are reserved for issuance pursuant to the Company's stock option and purchase plans, (ii) 26,026 shares of Class B Common Stock, $1.00 par value per share (the "CLASS B COMMON STOCK"), of which as of the date hereof, 142 shares are issued and outstanding and (iii) 2,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued and outstanding or reserved for issuance, other than shares of Series A Junior Participating Preferred Stock that are reserved in accordance with the Rights Agreement. Except as set forth in Schedule 3(r), all of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) other than with respect to the Company's outstanding Indebtedness identified in Schedule 3(s)(i) hereto or otherwise not contemplated by Section 3(s)(i), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company relating to Indebtedness in excess of $250,000; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and
(ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. As of the date hereof, other than its Subsidiaries, the Company does not own, directly or indirectly, any equity or other ownership interests in, or have any obligation to acquire any equity or other ownership interest in, any Person, and none of the Company nor any of its Subsidiaries is a member, partner, stockholder of or otherwise holds any ownership interest or profit participation in any Person.

               (s) Indebtedness and Other Contracts. Except as disclosed in
Schedule 3(s), neither the Company nor any of its Subsidiaries on the date hereof (i) has any outstanding Indebtedness (as defined below), in excess of $250,000 individually or in the aggregate (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, "capital leases" in accordance with U.S. generally accepted accounting principals (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. For the avoidance of doubt, the term "Indebtedness" under this Agreement shall not be deemed to include any amounts owed not relating to Indebtedness for borrowed money, under the Company's merchandising consignment agreements entered into in the ordinary course of business.

               (t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors that, in either case, reasonably can be expected to result in damages to the Company or any of its Subsidiaries in excess of

$100,000 and are not covered by the Company's existing insurance policies or otherwise seeking declarative or injunctive relief. Schedule 3(t) sets forth summary descriptions of any such litigation.

               (u) Insurance. Except as set forth in Schedule 3(u), the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as set forth on Schedule 3(u), neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               (v) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth on Schedule 3(v), no executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. Except as set forth on Schedule 3(v), no executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                    (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               (w) Title. Except as set forth on Schedule 3(w), the Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

               (x) Intellectual Property Rights. Except as set forth in Schedule 3(x), the Company and its Subsidiaries own or possess adequate rights or licenses to use (A) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively, "INTELLECTUAL PROPERTY RIGHTS"), collectively with all licenses and other agreements providing the Company or its Subsidiaries the Intellectual Property Rights material to the operation of their businesses as now conducted and as described in the SEC Documents. None of the Company or any of its Subsidiaries has knowledge that any of them has infringed in any material respect on any of the Intellectual Property Rights of any Person and none of the Company or any of its Subsidiaries is infringing on any of the Intellectual Property Rights of any Person in any material respect. There is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation that is pending, or to the Company's knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights in any material respect. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company in any material respect of, any rights of a third party with respect to any Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

               (y) Environmental Laws. Except as set forth in Schedule 3(y), the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

               (z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

               (aa) Tax Status. Except as set forth on Schedule 3(aa), the Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 3(aa), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No liens have been filed by or against the Company or any of its Subsidiaries with respect to any taxes (other than liens for taxes not yet due and payable). Except as set forth in
Schedule 3(aa), neither the Company nor it Subsidiaries has received notice of assessment or proposed assessment of any material taxes claimed to be owed by it or any other Person on its behalf. Neither the Company nor its Subsidiaries is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect, other than such tax sharing agreements between the Company and its Subsidiaries. Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. The Company is not a United States Real Property Holding Corporation within the meaning of Section 897 (c)(2) of the Code.

               (bb) [Intentionally Omitted]

               (cc) Ranking of Notes. Except as set forth on Schedule 3(cc), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

               (dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

               (ee) Disclosure. All disclosure included in this Agreement and the Schedules to this Agreement provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, taken as a whole, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (ff) Independent Accountants. PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of the Company as of January 31, 2005, are independent public accountants within the meaning of the 1933 Act with respect to the Company.

               (gg) Investment Company. Neither the Company nor its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an "investment company", or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

          4.   COVENANTS.

               (a) Reasonable Best Efforts; Conversion Cooperation.

                    (i) Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                    (ii) Each party agrees that during the period from and after the date hereof and prior to the Closing Date, if the Buyers so request, the parties shall work in good faith to amend the Transaction Documents (other than the Issuance Documents (defined below)) to allow for the maximum flexibility with respect to the buying and selling of Notes and Warrants in markets approved by the Buyers, including, without limitation, the creation of an indenture with respect to the issuance of the Notes (the "INDENTURE"), warrant agreements with respect to the Warrants (collectively, the "WARRANT AGREEMENTS", and together with the Indenture, the "ISSUANCE DOCUMENTS") and amend this Agreement and the Registration Rights Agreement to reflect any necessary terms of the Issuance Documents; provided; however; that the terms and conditions of the Issuance Documents are substantially consistent with the terms and conditions of such corresponding Transaction Documents.

               (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such exemption or qualification so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

               (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Securities
(i) pursuant to a registration statement declared effective under the 1933 Act or (ii) pursuant to Rule 144 of the 1933 Act (the "REPORTING PERIOD"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

               (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for repayment in full of the Bridge Facility and general working capital purposes, including payment of trade creditors and expenses incurred in connection with the transactions contemplated by this Agreement. The Company will not use the proceeds from the sale of the Securities for the (i) repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries, other than repayment of outstanding Indebtedness of the Company and its Subsidiaries under the Bridge Facility or (ii) redemption or repurchase of any of its equity securities.

               (e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

               (f) Listing. The Company shall promptly secure the listing of all of the Conversion Shares, Interest Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares, Interest Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents for so long as the Common Stock is so listed on the Principal Market, provided; however; if the Common Stock is delisted or suspended from the Principal Market, the Company shall use its reasonable best efforts to promptly secure the listing of all of the Conversion Shares, Interest Shares and Warrant Shares on The NASDAQ National Market System, and if the Company does not meet the eligibility requirements thereof, the Over the Counter Bulletin Boards (an "Alternate Exchange"). The Company shall use its reasonable best efforts to maintain the Common Stocks' authorization for quotation on the Principal Market or an Alternate Exchange. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market and shall take all action reasonably necessary to maintain the listing of the Common Stock and the Conversion Shares, the Warrant Shares and the Interest Shares on the Principal Market or Alternate Market, as the case may be including without limitation, exhausting all available remedies, appeal reviews and other similar mechanisms and procedures provided for under the rules and regulations of the Principal Market or Alternate Exchange, as applicable, to permit the continued listing of the Common Stock and the Conversion Shares, the Warrant Shares and the Interest Shares on the Principal Market or Alternate Market, as applicable. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

               (g) Fees. (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of any trustee or warrant agent, (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities, (C) in connection with the admission for trading of the Notes and Warrants on any securities exchange or inter-dealer quotation system, (D) related to any filing with the Principal Market, (E) the satisfaction of the conditions set forth in Sections 6 and 7, in each case whether or not the Closing Date occurs or this Agreement is terminated, and (F) otherwise in connection with satisfying its obligations hereunder. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to any agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense

(including, without limitation, reasonable attorney's fees and out of pocket expenses) arising in connection with any claim relating to any such payment.

                    (ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated (other than pursuant to Section 8(e)), the Company shall pay or cause to be paid all out-of-pocket costs, fees and expenses (including, without limitation, all fees and other client charges and expenses of Schulte Roth & Zabel LLP, counsel for Prentice) ("EXPENSES") incurred by, or on behalf of, Prentice in connection with the transactions contemplated by this Agreement, including, but not limited to, in connection with (i) any accounting, business, environmental, legal, or regulatory due diligence review of the Company and its business and (ii) the revision, negotiation, execution and delivery of all Transaction Documents, the Bridge Facility and any related documents up to a maximum reimbursement for (i) and (ii) of $750,000. The Company shall within ten (10) Business Days of any written request by Prentice, pay or reimburse Prentice for the Expenses set forth in such written request, and Prentice shall withhold any Expenses not previously reimbursed from its Purchase Price at the Closing.

               (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof unless otherwise required by applicable law; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

               (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York time, on the first Business Day following the date of this Agreement, the Company shall file a press release and, on or before 8:30 a.m., New York time, on the third Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, all documents relating to the Bridge Facility, the form of the Notes, the form of the Warrants and the Registration Rights Agreement) as exhibits to such filing, which press release and Form 8-K shall be in form and substance reasonably acceptable to the Buyers (including all attachments, the "INITIAL 8-K FILING"). On or before 5:00 p.m., New York time, on the first Business Day following the date of any material amendment to the terms set forth in this Agreement, the Company shall file a press release and a Current Report on Form 8-K describing the terms of such amendment or modification in the form required by the 1934 Act and attaching any material transaction documents, as entered into, prepared, modified or amended, as exhibits to such filing (including all attachments, an "AMENDING 8-K FILING"). On or before 5:00 p.m., New York time, on the first Business Day following the Closing Date, the Company shall file a press release and a Current Report on Form 8-K describing the Closing in the form required by the 1934 Act and attaching any material transaction documents not previously filed as exhibits to such filing (including all attachments, the "FINAL 8-K FILING", and collectively with the Initial 8-K Filing and all Amending 8-K Filings, the "8-K FILINGS"). In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such information contemplated by the immediately preceding sentence, without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause
(i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and provided that in any case the Company shall not disclose the identity of any Buyer without such Buyer's express written consent unless required by applicable law and regulations).

               (j) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

               (k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 105% of the maximum number of shares Common Stock issuable as Interest Shares pursuant to the terms of the Notes, issuable upon conversion of the Notes and issuable upon exercise of the Warrants.

               (l) Conduct of Business.

                    (i) Unless the Company shall otherwise agree in writing with the Majority Buyer (such agreement not to be unreasonably withheld or delayed) and except as expressly contemplated by the Transaction Documents, during the period from the date of this Agreement to the Closing Date, (i) the Company shall conduct, and it shall cause its Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice but after taking into account the Company's financial position as of the date hereof, and the Company shall, and it shall cause its Subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all Persons with whom it does business and (ii) without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries will:

                         (1) amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

                         (2) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of its Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of capital stock of the Company or any of its Subsidiaries, except for the issuance of shares pursuant to the exercise of either incentive or non-qualified stock options, including management stock options, outstanding on the date of this Agreement in accordance with their present terms;

                         (3) hire any executive officer of the Company;

                         (4) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                         (5) (a) create, incur or assume any Indebtedness, except refinancings of existing obligations on terms that are no less favorable to the Company or its Subsidiaries than the existing terms or ordinary course borrowings under the Company's senior secured credit facility; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Subsidiary), except for capital expenditures that do not exceed $1,000,000 in the aggregate more than the aggregate amount provided in the Company's 2005 capital budget; (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business consistent with past practice but after taking into account the Company's financial position as of the date hereof; or (f) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company and its Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (v);

                         (6) increase in any manner the compensation of any of its officers (i.e., elected officers, senior vice presidents and regional vice presidents) or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer (i.e., elected officers, senior vice presidents and regional vice presidents), director, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice;

                         (7) enter into or commit to enter into any material transaction or material monetary commitment or enter into, amend, modify or terminate any material agreement (including real estate leases that are material in the aggregate);

                         (8) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the securities of, or by any other manner, any Person, or otherwise acquire or agree to acquire all or substantially all of the assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of the business of the Company);

                         (9) settle or compromise any litigation, proceeding, action or claim that could reasonably be expected to result in payments (to the extent not covered by insurance) that exceed $250,000 in the aggregate;

                         (10) fail to use its commercially reasonable efforts to comply in all material respects with any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company permits necessary for, or otherwise material to, such business; and

                         (11) agree or commit to do any of the foregoing.

               (m) Additional Issuances of Securities.

                    (i) For purposes of this Section 4(m), the following definitions shall apply.

                         (1) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

                         (2) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                         (3) "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

                    (ii) From the date hereof until the date that is 30 Trading Days (as defined in the Notes) following the Effective Date (as defined in the Registration Rights Agreement) (the "TRIGGER DATE"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase (other than options granted pursuant to an Approved Stock Plan (as defined in the Notes), or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT").

                    (iii) From the Trigger Date until the thirty-six (36) month anniversary of the later of the date of this Agreement and the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(m)(iii).

                         (1) The Company shall deliver to each Buyer a written notice (the "OFFER NOTICE") of any proposed or intended issuance or sale or exchange (the "OFFER") of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers the Offered Securities allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "BASIC AMOUNT"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

                         (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer's receipt of the Offer Notice (the "OFFER PERIOD"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                         (3) The Company shall have 15 Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

                         (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(m)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(m)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(m)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with
          Section 4(m)(iii)(1) above.

                         (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(m)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                         (6) Any Offered Securities not acquired by the Buyers or other Persons in accordance with Section 4(m)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

                    (iv) The restrictions contained in subsections (ii) and
     (iii) of this Section 4(m) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes).

               (n) Proxy Statement; Stockholder Approval.

                    (i) The Company shall use its best efforts to prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than 30 days after the date hereof, preliminary proxy materials, substantially in the form that has been previously reviewed and reasonably approved by Prentice and Schulte Roth & Zabel LLP with respect to a special or annual meeting of the stockholders of the Company (the "STOCKHOLDER MEETING"), which the Company shall use its reasonable best efforts to hold (i) in the event the SEC does not review the preliminary proxy materials, by no later than December 15, 2005 and (ii) in the event the SEC does review the preliminary proxy materials, by no later than January 20, 2006 (the "STOCKHOLDER MEETING DEADLINE"), for the purpose of approving resolutions (the "TRANSACTION RESOLUTIONS") providing for (A) the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market, (B) a 1 for 2 reverse stock split of the outstanding equity of the Company and (C) the nomination of such Persons designated by the Majority Buyer to the Company's Board of Directors for the election to such class or classes with the latest term (subject to the limitations in the Company's Certificate of Incorporation) (such affirmative approval being referred to herein as the "STOCKHOLDER APPROVAL"). Thereafter, the Company shall as promptly as possible file with the SEC the definitive proxy statement, substantially in the form that has been previously reviewed and reasonably approved by Prentice and Schulte Roth & Zabel LLP. The proxy materials shall not contain any information concerning any Buyer without such Buyer's consent, such consent not to be unreasonable withheld or delayed. The proxy materials at the time they are filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall not establish any record date for determining holders of Common Stock entitled to vote at the Stockholder Meeting, without giving written notice to the Majority Buyer, which shall be given not less than three days prior to the record date so established.

                    (ii) The Company shall provide each stockholder entitled to vote at the Stockholder Meeting a proxy statement, and subject to Sections 4(u)(iv) and (v), the Company shall use its reasonable best efforts to solicit its the stockholders' approval of the Transaction Resolutions (which best efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor) and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Transaction Resolutions. The Company shall use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

                    (iii) Except as may be required by applicable law or under the Company's Certificate of Incorporation or Bylaws, if the Company calls a special (or annual) meeting of stockholders pursuant to this Section 4, neither prior to nor at such meeting shall the Company put forth any matter, other than approving the Transaction Resolutions, to the holders of Common Stock or any other voting securities of the Company for their approval without the prior written consent (such consent not to be unreasonably withheld or delayed) of the Majority Buyer, except that the Company may include in any meeting a proposal regarding the election of directors and a proposal regarding the adoption of an employee stock incentive plan in a form reasonably acceptable to the Majority Buyer.

               (o) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (p) Integration. None of the Company or any of its Subsidiaries will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) in a manner that would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the 1933 Act.

               (q) Notification of Certain Matters. The Company shall give prompt notice to each Buyer if any of the following occur between the date of this Agreement and the Closing Date: (i) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Person (including, but not limited to, the SEC, NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Material Adverse Effect; or (iv) the commencement or threat of any litigation involving or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the transactions contemplated by the Transaction Documents.

               (r) Access and Information. Between the date of this Agreement and the Closing Date, the Company will give, and shall direct its accountants and legal counsel to give, each Buyer and their respective authorized representatives (including, without limitation, its financial advisors, accountants, proxy solicitor, consultants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and its Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers and other employees promptly to furnish such Buyer with (a) such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Buyer may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of applicable securities laws or the NASD; provided; however; that the Company, its legal counsel and other authorized representatives shall not be required to disclose any information protected under attorney-client or attorney work-product privilege. Notwithstanding the foregoing, the treatment of such information and documentation shall remain subject to the confidentiality agreement between Prentice Capital Management, L.P. and the Company, dated as of September 9, 2005, as may be amended, modified or supplemented from time to time (the "CONFIDENTIALITY AGREEMENT").

               (s) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

               (t) Qualification Under Trust Indenture Act. To the extent that the parties enter into an Indenture pursuant hereto, prior to any registration of the Notes or the Conversion Shares pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Company shall qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA") and enter into any necessary supplemental indentures in connection therewith.

               (u) Exclusivity. (i) The Company agrees that, during the period from the date hereof until the Closing Date, it shall not, and shall cause its directors, officers, agents, representatives, and any other person acting on its behalf (collectively, the "REPRESENTATIVES") not to, directly or indirectly, (1) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal to enter into: (A) a merger, consolidation or other business combination involving the Company, (B) an acquisition of 10% or more of the then-outstanding equity securities of the Company, (C) an acquisition of equity securities, or of debt securities or other securities convertible into or exchangeable for equity securities of the Company, which would, after giving effect to such conversion or exchange, constitute more than 10% of the outstanding equity securities of the Company, (D) the issuance of debt securities not permitted by the Bridge Facility Documents, (E) a sale, transfer, conveyance, lease or disposal of all or any significant portion of the assets of the Company in one transaction or a series of related transactions (other than sales of inventory or assets no longer useful in the business, in each case, in the ordinary course of business), (F) a liquidation or dissolution of the Company or the adoption of a plan of liquidation or dissolution by the Company,
(G) an agreement, understanding or other arrangement providing for the occurrence of individuals who at the beginning of such period constituted the Board of Directors or other governing body of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), ceasing for any reason to constitute a majority of such Board of Directors then in office or (H) any other transaction in lieu of, or which would intend to impede or prevent, the transactions contemplated by the Transaction Documents (any of the foregoing, a "COMPETING TRANSACTION"), (2) participate or engage in any discussions (except to notify of the existence of these provisions) or negotiations with, or disclose or provide any non-public information or data relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records or employees of the Company or any Subsidiary of the Company to, any third party relating to an Competing Transaction, or knowingly facilitate any effort or attempt to make or implement an Competing Transaction or accept an Competing Transaction; or (3) enter into any contract (including any agreement in principle, letter of intent or understanding) with respect to or contemplating any Competing Transaction or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

                    (ii) Notwithstanding anything to the contrary contained in
     Section 4(u), in the event that, prior to the approval of this Agreement by the stockholders of the Company as provided herein, the Company receives an unsolicited bona fide written Competing Transaction (under circumstances in which the Company has complied with its obligations under Section 4(u)(i)(1)) with respect to itself from a third party that its Board of Directors has in good faith concluded (following the receipt of the advice of its reputable outside legal counsel and its financial advisor of recognized reputation) (i) that such Competing Transaction is, or is reasonably likely to result in, a Superior Proposal and (ii) that the failure to provide nonpublic information or data concerning the Company or participate in negotiations or discussions concerning such Competing Transaction would result in a breach by the Board of Directors of the Company of its fiduciary duties to the Company's stockholders or creditors under applicable law, it may then take the following actions: (1) furnish nonpublic information to the third party making such Competing Transaction, provided that (A) concurrently with furnishing any such nonpublic information to such party, it gives the Majority Buyer written notice of its intention to furnish such nonpublic information, (B) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic information furnished to such third party on its behalf, the terms of which are at least as restrictive on the third party as the terms contained in the Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 4(u)) and (C) contemporaneously with furnishing any nonpublic information to such third party, it furnishes such nonpublic information to the Majority Buyer (to the extent such nonpublic information has not been previously so furnished); and (2) engage in negotiations with the third party with respect to the Competing Transaction, provided that concurrently with entering into negotiations with such third party, it gives the Buyers written notice of its intention to enter into negotiations with such third party.

                    (iii) Subject to Sections 4(u)(iv) and (v), neither the Board of Directors of the Company nor any committee thereof shall (1) withdraw, qualify, modify or amend (or publicly propose to withdraw, qualify, modify or amend) in any manner adverse to the Buyers, its recommendation of this Agreement (the "RECOMMENDATION") or take any action or make any statement, filing or release, in connection with the meeting of the stockholders of the Company called pursuant to Section 4(n) or otherwise, inconsistent with the its recommendation of this Agreement (it being understood that taking a neutral position or no position with respect to an Competing Transaction shall each be considered an adverse modification of its Recommendation) or (2) approve or recommend (or propose publicly to approve or recommend) any Competing Transaction (each of the foregoing is referred to herein as a "COMPANY CHANGE IN RECOMMENDATION").

                    (iv) Notwithstanding anything in this Agreement to the contrary, the Company's Board of Directors shall be permitted, at any time prior to approval of this Agreement by the stockholders of the Company, in response to an unsolicited bona fide Competing Transaction (a copy of which shall be provided to the Majority Buyer within 24 hours of receipt thereof, including any amendments or modifications thereto), to approve or recommend, or propose to approve or recommend, any Competing Transaction and, subject to the Company first exercising its right to terminate this Agreement under Section 8(c), enter into a bona fide agreement contemplating a Competing Transaction, and in connection therewith, to withdraw, modify or change the approval or recommendation by the Board of Directors of this Agreement, but only if (1) the Board of Directors of the Company concludes in good faith after consultation with the Company's financial advisor of recognized reputation and reputable outside legal counsel that such Competing Transaction constitutes a Superior Proposal,
     (2) the Company shall promptly (but in no event later than 24 hours after the Board of Directors of the Company reaches such conclusion) have given written notice to the Majority Buyer advising the Majority Buyer that the Company has received a Superior Proposal from a third party, specifying the material terms and conditions of such Superior Proposal and (3) either (A) the Majority Buyer shall not have revised its proposal with respect to the transactions contemplated hereby within (i) 10 Business Days after the date on which such notice is deemed to have been given to the Majority Buyer or
     (ii) in the event of any counter-proposal with respect to such Competing Transaction from a third party that has previously submitted a Superior Proposal, three Business Days after the date on which notice of such counter-proposal is deemed to have been given to the Majority Buyer or (B) if the Majority Buyer within such period shall have revised its proposal with respect to the transactions contemplated hereby, the Board of Directors of the Company, after consultation with the Company's financial advisor of recognized reputation and reputable outside legal counsel, shall have determined in good faith that the third party's Competing Transaction is a Superior Proposal relative to the Buyers' revised proposal.

                    (v) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the 1934 Act to the extent required by applicable law; provided, however, that any such disclosure relating to an Competing Transaction shall be deemed a Company Change in Recommendation unless the Board of Directors reaffirms its Recommendation in such disclosure. Nothing contained in this Agreement shall prohibit the Board of Directors of the Company or any committee thereof from making a Company Change in Recommendation if the Board of Directors or such committee concludes in good faith after consultation with reputable legal counsel that the failure to do would result in a breach by the Board of Directors or such committee of its fiduciary duties to the Company's stockholders or creditors.

                    (vi) The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any of its representatives with respect to any Competing Transactions existing on the date of this Agreement. The Company will promptly notify each Buyer if the Company (or any of its Representatives) receives any such Competing Transactions and the details thereof, and keep each Buyer informed with respect to each such Competing Proposal.

                    (vii) For purposes of this Agreement, the following terms shall have the following meanings:

                         (1) "SUPERIOR PROPOSAL" shall mean a Competing Transaction that the Board of Directors of the Company has in good faith concluded (following the receipt of advice of its reputable outside legal counsel and its financial advisor of recognized reputation), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person or group making the proposal, to be more favorable, from a financial point of view, to the Company, its stockholders and creditors, taken as a whole, than the terms of this Agreement and is reasonably capable of being consummated.

                    (viii) The Company acknowledges that each Buyer will be entitled to obtain a court order in any court of competent jurisdiction against acts of non-compliance with this Section 4(u), without the posting of bond or other security, in addition to, and not in lieu of, other remedies it may have.

               (v) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes.

               (w) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Conversion Shares may be tacked onto the holding period of the Notes and the holding period of the Warrant Shares may be tacked onto the holding period of the Warrants (in the case of Cashless Exercise (as defined in the Warrants)) and the Company agrees not to take a position contrary to this Section 4(z).

               (x) HSR Act. To the extent any Buyer determines that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and any applicable non-U.S. merger control or competition laws is required with respect to the Securities, the Company shall cooperate with such Buyer and shall use its reasonable best efforts to promptly make all necessary registrations and filings, and thereafter make any other required submissions, with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby required under the HSR Act and any applicable non-U.S. merger control or competition laws; provided; however that any filing fees incurred in connection therewith shall be borne solely by the applicable Buyer.

               (y) Rights Plan Amendment. The Company shall not waive, amend, modify or terminate the Rights Plan Amendment or the Rights Agreement without the prior written consent of the Majority Buyer.

               (z) Registration Rights Agreement. Promptly following execution of this Agreement, the Company shall use its reasonable best efforts to cause the execution of a waiver of that certain Second Amended and Restated Registration Rights Agreement, dated as of May 1, 1996 by and among the Company (as successor) and the persons and entities identified on Schedules 1-5 thereto, as amended, (the "EXISTING REGISTRATION RIGHTS AGREEMENT") in form and substance reasonably satisfactory to the Majority Buyer (the "REGISTRATION RIGHTS AGREEMENT WAIVER") by the holders of at least 66-2/3% of the Investor Registrable Shares (as defined in the Existing Registration Rights Agreement).

               (aa) Interim CEO. Within two (2) Business Days of the date of this Agreement, the Majority Buyer shall present to the Company and its Board of Directors one or more candidates it believes to be an acceptable interim chief executive officer of the Company. The Company and the Majority Buyer shall discuss promptly the selection in good faith of an appropriate candidate, it being understood and agreed that Mr. Jonathan Duskin is acceptable to the Majority Buyer.

               (bb) Indemnification; Directors and Officers Insurance.

                    (i) The Company shall honor to the fullest extent permitted under applicable law, for a period of not less than six years from the Closing Date (or, in the case of matters occurring at or prior to the Closing Date that have not been resolved prior to the sixth anniversary of the Closing Date, until such matters are finally resolved), all rights to indemnification or exculpation, existing in favor of the individuals who at or prior to the Closing were a director, officer, employee or agent (an "INDEMNIFIED PERSON") of the Company or any of its Subsidiaries (including, without limitation, rights relating to advancement of expenses and indemnification rights to which such Persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of the Company or any of its Subsidiaries), as provided in the Company's Certificate of Incorporation and Bylaws or any indemnification agreement, in each case, as in effect on the date of this Agreement, and relating to actions or events through the Closing Date. Without limiting the generality of the preceding sentence, in the event that any Indemnified Person becomes involved in any actual or threatened action, suit, claim, proceeding or investigation after the Closing Date, the Company shall advance to such Indemnified Person his or her legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a determination of a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

                    (ii) Prior to the Closing Date, the Company shall have the right to obtain and pay for in full "tail" coverage directors' and officers' liability insurance policies ("D&O INSURANCE") covering those Persons who, as of immediately prior to the Closing Date, are covered by the D&O Insurance, for a period of not less than six years after the Closing Date and providing coverage in amounts and on terms consistent with the Company's existing D&O Insurance. In the event the Company is unable to obtain such insurance, the Company shall maintain its D&O Insurance for a period of not less than six years after the Closing; provided, that the Company may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers.

                    (iii) After the Closing Date, if the Company has been unable to comply with the provisions of Section 4(bb) the Buyers shall provide the Company with any incremental additional funds the Company cannot otherwise designate for use for such purpose in order to obtain such coverage; provided that reasonably satisfactory arrangements shall be made to reimburse the Buyers for such amount upon the Company having an amount of availability under the Company's senior secured credit facility sufficient to make such reimbursement or such other funding arrangements shall be made that are reasonably satisfactory to the Buyers.

                    (iv) The provisions of this Section 4(bb) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of the Company.

               (cc) Raff Litigation. The Company has commenced a claim in arbitration against Beryl Raff ("RAFF") and has or intends to commence litigation against J.C. Penney Co. Inc. ("JCP") or other parties (Raff, JCP and such other parties being collectively referred to as the "POTENTIAL DEFENDANTS") arising out of or relating to the Company's employment agreement with Raff as the Chief Executive Officer of the Company, Raff's failure to fulfill her obligations to the Company and termination of such agreement and the role or other actions of JCP or such other parties in such failure (any claims, whether in contract, tort or otherwise and whether brought in litigation, arbitration or otherwise, against any of the Potential Defendants relating to any of the foregoing matters, being collectively referred to as the "RAFF/JCP CLAIMS"). Subject to compliance with its obligations under the Company's senior secured credit facilities, the Company will cause the Raff/JCP Claims to be analyzed and will direct the course of action with respect the Raff/JCP Claims, including, in its reasonable discretion and subject to the fiduciary duties of the Company's Board of Directors to its stakeholders, the prosecution or settlement thereof. The Company will be responsible for all of its fees and expenses, including but not limited to attorneys' fees and costs, incurred with respect to the Raff/JCP Claims (the "LITIGATION COSTS"). All proceeds received by the Company on account of any Raff/JCP Claims from any Potential Defendant, through litigation, arbitration, settlement or otherwise (net of any amounts paid in respect of any counterclaim against the Company) (the "PROCEEDS"), shall first be used to (i) reimburse the Company for any and all Litigation Costs paid by the Company and
(ii) pay any Litigation Costs incurred but not yet paid by the Company. Any Proceeds remaining after reimbursement/payment of all Litigation Costs (the "NET PROCEEDS") shall be shared between the Company and a trust or other vehicle (the "VEHICLE") established by the Company (as determined by the Company's Board of Directors) for the benefit of its shareholders prior to the Closing Date and potentially certain creditors of the Company, as determined by the Company, so that the Company shall be entitled to twenty percent (20%) of the Net Proceeds and the Vehicle shall be entitled to eighty percent (80%) of the Net Proceeds.

               (dd) Security Documents. The Company and the Buyers shall cooperate in effecting, at and subject to the Closing occurring, a transfer or assignment of the security interests currently in favor of the Bridge Lenders to the Buyers (or a designated agent thereof), as security for the Notes and shall enter into security agreements in favor of the Buyers (or a designated agent thereof) and intercreditor and other ancillary agreements with the Buyers and Senior Agent that are no less favorable to the Company than those entered into (or acknowledged and assented to) in connection with the Bridge Facility.

          5.   REGISTER; TRANSFER AGENT INSTRUCTIONS.

               (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants, in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

               (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s) or transferee, for the Securities issued at the Closing or pursuant to or upon conversion of the Notes or exercise of the Warrants or transfer of the Notes, or the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion or transfer of the Notes or exercise or transfer of the Warrants in the form of Exhibit D attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents, subject to applicable law. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with
Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.

Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

               (a) Closing Date. The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                    (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                    (ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Prentice, the amounts withheld pursuant to Section 4(g)) for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                    (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                    (iv) Stockholder Approval shall have been obtained.

                    (v) The Company shall have obtained all governmental or regulatory consents and approvals, if any, necessary to be obtained for the sale of the Securities.

                    (vi) No court, public board, government agency, self-regulatory organization or body having jurisdiction over the Company or the Buyers shall have instituted, enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that has the effect of making illegal or otherwise prohibiting or invalidating consummation of the transactions contemplated hereby substantially on the terms contemplated by this Agreement or result or would result in a Material Adverse Effect or seeks to restrain, prohibit or invalidate consummation of the transactions contemplated by this Agreement substantially on the terms contemplated by this Agreement or result or would result in a Material Adverse Effect.

                    (vii) The Buyers shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

          7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

               (a) Closing Date. The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                    (i) The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall have executed and delivered to such Buyer
     (i) each of the Transaction Documents (including the Issuance Documents, if any, and (ii) the Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

                    (ii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                    (iii) Each Buyer shall have received the opinion of Sidley Austin Brown & Wood LLP, the Company's outside counsel, dated as of the Closing Date, substantially covering the matters set forth in Exhibit E attached hereto (as to matters identified therein to be addressed at Closing).

                    (iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its material Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

                    (v) The Company shall have delivered to such Buyer a certificate evidencing the Company's and each Subsidiary's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business, as of a date within 10 days of the Closing Date, except where the failure to so qualify would not, individually or in the aggregate, reasonable be excepted to have a Material Adverse Effect.

                    (vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date, which shall reflect the amendment contemplated by the Transaction Resolutions.

                    (vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation, as amended and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

                    (viii) (x) The representations and warranties of the Company shall be true and correct in all material respects (without regard to any "Material Adverse Effect" or materiality qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date); provided, that the condition set forth in this Section 7(a)(viii)(x) shall only be deemed to not have been satisfied if the failure of any such representation(s) and warranty(ies) (other than Sections 3(b), (c) and (r) which shall be true and correct in all material respects) to be true and correct have or would reasonably be likely to have, individually or in the aggregate, an Extremely Detrimental Effect and (y) the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect, certifying as to the fulfillment of the conditions specified in Section 7 of this Agreement and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G. An "EXTREMELY DETRIMENTAL EFFECT" shall mean any event, circumstance or fact which, individually or in the aggregate, is or could reasonably be expected to be significantly more adverse on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, than any event, circumstance or fact constituting a Material Adverse Effect.

                    (ix) No event, circumstances or fact shall have occurred which has resulted in, would result in or could reasonably be expected to result in, individually or in the aggregate, an Extremely Detrimental Effect.

                    (x) Stockholder Approval shall have been obtained and each Buyer shall have been provided with evidence reasonably satisfactory thereof.

                    (xi) At least a majority of the members of the Board of Directors of the Company shall consist of directors designated by the Buyers.

                    (xii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                    (xiii) The Company shall have obtained all governmental and regulatory consents and approvals, if any, necessary to be obtained for the sale of the Securities.

                    (xiv) The Senior Lenders shall have executed and delivered the Security Documents to which they are a party and the Company shall have obtained the consent or waiver of the respective lenders under the Senior Credit Agreement to the transactions contemplated by the Transaction Documents, if required, including the issuance and sale of the Securities and the Company's performance of its other obligations thereunder, which consents and/or waivers shall be in form and substance satisfactory to Schulte Roth & Zabel LLP.

                    (xv) The Company shall have completed a 1 for 2 reverse stock split of the outstanding equity of the Company.

                    (xvi) No court, public board, government agency, self-regulatory organization or body having jurisdiction over the Company or the Buyers shall have instituted, enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that has the effect of making illegal or otherwise prohibiting or invalidating consummation of the transactions contemplated hereby substantially on the terms contemplated by this Agreement or result or would result in a Material Adverse Effect or seeks to restrain, prohibit or invalidate consummation of the transactions contemplated by this Agreement substantially on the terms contemplated by this Agreement or result or would result in a Material Adverse Effect.

                    (xvii) The Registration Rights Agreement Waiver shall have been obtained.

                    (xviii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as the Majority Buyer or its counsel may reasonably request.

          8.   TERMINATION.

               This Agreement may be terminated at any time prior to the
Closing:

               (a) by mutual written agreement of the Company and the Majority Buyer;

               (b) by the Majority Buyer if the Board of Directors of the Company or the Company, as the case may be, (1) shall have made a Company Change in Recommendation, whether or not permitted by the terms hereof, (2) shall have failed to call a Stockholder Meeting in accordance with Section 4(n) or the Stockholder Approval shall have not been obtained at any Stockholder Meeting,
(3) shall have failed to publicly reaffirm the Company Recommendation within five Business Days after the Majority Buyer requests such at any time following the public announcement of a Competing Transaction, or (4) shall have recommended to the stockholders of the Company any Competing Transaction;

               (c) by the Company if (1) the Board of Directors of the Company shall have determined that it has received a Competing Transaction that constitutes a Superior Proposal, (2) the Company shall have given written notice to the Majority Buyer required by Section 4(u)(iv) and which further provides that the Company intends to terminate this Agreement in accordance with this
Section 8(c) and (3) either (A) the Buyers shall not have revised their proposal with respect to the transactions contemplated hereby within the time periods contemplated pursuant to Section 4(u)(iv), or (B) if the Buyers within such period shall have revised their proposal with respect to the transactions contemplated hereby, the Board of Directors of the Company, after consultation with the Company's financial advisor of recognized reputation and reputable outside legal counsel, shall have determined in good faith that the third party's Competing Transaction is a Superior Proposal relative to the Buyers' revised proposal; provided that the Company may not effect such termination pursuant to this Section 8(c) unless the Company has contemporaneously with such termination tendered payment to the Majority Buyer of any fees and out of pocket expenses due under Section 4(g)(ii) hereto and, if the termination is pursuant to this Section 8(c), the time periods referenced above has expired.

               (d) by either the Company or the Majority Buyer if any Person shall have issued an order, decree, or ruling that permanently restrains, enjoins, or otherwise prohibits consummation of the transactions contemplated hereby;

               (e) by the Company, (A) upon a material breach of any covenant or agreement on the part of the Majority Buyer set forth in this Agreement or if any representation or warranty of the Majority Buyer set forth in this Agreement shall not be true and correct, except to the extent that such breach of a covenant or agreement or untrue or incorrect representation or warranty does not constitute a material adverse effect on ability of the Majority Buyer to consummate the transactions contemplated hereby, in either case such that the conditions set forth in Section 7 would not be satisfied or the representations and warranties of the Majority Buyer shall not have been true and correct in all material respects on the date hereof (a "TERMINATING BUYER BREACH"); provided, that such Terminating Buyer Breach shall not have been waived by the Company or, to the extent curable, cured within the earlier of 30 days after written notice of such Terminating Buyer Breach is given to such breaching Buyers by the Company or the Drop Dead Date (as defined below); or (B) if any condition to the Company's obligations to close at the Closing set forth in Section 6 is or becomes impossible to fulfill (other than because of the failure of the Company to comply with its obligations under this Agreement or any Transaction Document), and the Company has not waived such condition;

               (f) by the Majority Buyer, (A) upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, except to the extent that such breach of a covenant or agreement or untrue or incorrect representation or warranty does not constitute a Material Adverse Effect, in either case such that the conditions set forth in Section 7 would not be satisfied or the representations and warranties of the Company shall not have been true and correct in all material respects on the date hereof (a "TERMINATING COMPANY BREACH"); provided, that such Terminating Company Breach shall not have been waived by such Buyer or, to the extent curable, cured within the earlier of 30 days after written notice of such Terminating Company Breach is given to the Company by such Buyer or the Drop Dead Date; or (B) if any condition to such Buyer's obligations to close at the Closing set forth in Section 7 is or becomes impossible to fulfill (other than because of the failure of such Buyer to comply with its obligations under this Agreement or any Transaction Document), and such Buyer has not waived such condition;

               (g) by the Majority Buyer, upon any Voluntary Bankruptcy or Involuntary Bankruptcy of the Company or its Subsidiaries. For the purpose of this Agreement:

                    (i) "VOLUNTARY BANKRUPTCY" shall mean, with respect to any Person, (a) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (b) the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, or (c) corporate action taken by such Person to authorize any of the actions set forth above; and

                    (ii) "INVOLUNTARY BANKRUPTCY" shall mean, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation or the filing of any such petition against such Person which order or petition shall not be dismissed within 30 days or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within 30 days;

               (h) by either the Company or the Majority Buyer, if the Closing Date has not occurred by January 31, 2006 (the "DROP DEAD DATE").

          9. Effect of Termination. If this Agreement is terminated by any party pursuant to Section 8 and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect and there shall be no liability on the part of any party hereto (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party), except as set forth in this
     Section 9; provided, however, this if this Agreement is terminated pursuant to Section 8 (other than Section 8(e), the Company shall remain obligated to reimburse Prentice for the expenses described in Section 4(g) above; and provided, further, that any termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of any provisions of this Agreement. This Section 9 shall survive termination of this Agreement in accordance with its terms. If this Agreement is terminated by the Company pursuant to a Terminating Buyer Breach, then the Warrants shall be cancelled by the Company and shall be null and void.

          10.  MISCELLANEOUS.

               (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

               (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

               (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               (e) Entire Agreement; Amendments. This Agreement, together with the Confidentiality Agreement, supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Majority Buyer, and any amendment to this Agreement made in conformity with the provisions of this
Section 10(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. By executing and delivering this Agreement, each Buyer hereby agrees to be bound by the Confidentiality Agreement as if a party thereto.

               (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                                    Whitehall Jewellers, Inc.
                                  155 North Wacker Drive, Suite 500
                                  Chicago, Illinois 60606
                                    Telephone:       (312) 782-6800
                                    Facsimile:       (312)
                                    Attention:       General Counsel

                           With a copy (for informational purposes only) to:

                                    Sidley Austin Brown & Wood LLP
                                    Bank One Plaza
                                    10 South Dearborn Street
                                    Chicago, Illinois 60603
                                    Telephone:       (312) 853-7000
                                    Facsimile:       (312) 853-7036
                                    Attention:       John Sabl, Esq.

     If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

                           With a copy (for informational purposes only) to:

                                    Schulte Roth & Zabel LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Telephone:       (212) 756-2000
                                    Facsimile:       (212) 593-5955
                                    Attention:       Robert Goldstein, Esq.

     or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or
     (iii) above, respectively.

               (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Buyer, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). Subject to the proviso in Section 1(a)(ii), a Buyer may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Buyer of any of the Securities in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. In addition to the foregoing, the Company acknowledges that any of the Buyers may assign and transfer some of the rights and obligations in connection with the purchase of the Securities prior to Closing to other Buyers, which Buyers shall become party hereto by execution of a signature to this Agreement and by updating of the Schedule of Buyers hereto in which case such assignee shall be deemed a Buyer for all purposes hereunder as if such assignee executed this Agreement on the date hereof. In the event that any Buyer fails to provide its Purchase Price at the Closing, Prentice shall have the right to purchase such Buyer's Securities hereunder.

               (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as provided in Section 4(bb) and Section 4(cc).

               (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 10 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

               (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, other than any such breach directly caused by a breach of any covenant, agreement or obligation of the Buyers or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or
(iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents, in each case, other than to the extent resulting from, or arising out of, or relating to breaches under this Agreement by such Buyer or to the extent resulting from, or arising out of, or relating to, such Buyer's gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

               (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

               (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedied which such holder have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

               (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

               (o) Independent Nature of Buyers' Obligations and Rights.

                    (i) Subject to the proviso in Section 1(a)(ii), the obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Company acknowledges that each Buyer has independently participated in the negotiation of the transaction contemplated hereby and did not act as a group. Each Buyer, other than Prentice, acknowledges that (i) Schulte Roth & Zabel LLP solely represented Prentice in connection with the transaction contemplated hereby and (ii) Prentice did not provide any advice in connection herewith and such Buyer's determination to participate herein was based solely on its own evaluation of the risks and merits of the investment contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                    (ii) Each Buyer hereby appoints the Majority Buyer to act as the attorney-in-fact and agent for and on behalf of the Buyers with respect to the taking of any and all actions and the making of any decisions required or permitted to be taken by the Majority Buyer under this Agreement and the other Transaction Documents, including, without limitation, the power to (i) arbitrate, resolve, settle or compromise any dispute regarding indemnification claims or matters arising out of this Agreement and (ii) take all actions necessary in the judgment of the Majority Buyer for the accomplishment of the foregoing. Notices to or from the Majority Buyer shall constitute notice to or from each Buyer. A decision, act, consent or instruction of the Majority Buyer in connection with any of the foregoing matters shall constitute a decision of all of the Buyers and shall be final, binding and conclusive upon each of the Buyers, and the Company may rely upon any such written decision, consent or instruction of the Majority Buyer as being the decision, consent or instruction of each and every Buyer. In performing the functions specified in this Agreement, the Majority Buyer will not be liable to any Buyer in the absence of fraud or willful misconduct on the part of the Majority Buyer, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of the Majority Buyer good faith. If the Majority Buyer shall resign or become unable to fulfill its duties as such, then the Majority Buyer shall be entitled to appoint its replacement (which shall be another Buyer) and shall promptly notify the Company of such appointment; provided however; that such resignation and replacement shall not relieve the Majority Buyer of its obligation under Section 1(a)(ii).

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                    COMPANY:

                                    WHITEHALL JEWELLERS, INC.



                                    By: /s/ John R. Desjardins
                                       ------------------------------
                                           Name: John R. Desjardins
                                           Title: Executive Vice
                                                  President & Chief
                                                  Financial Officer

         IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                 BUYERS:

                                 PWJ FUNDING LLC



                                  By: /s/ Michael Weiss
                                     -------------------------------
                                      Name: Michael Weiss
                                      Title:  CFO of Prentice Capital
                                      Management, LP, the Manager

         IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                 BUYERS:

                                 PWJ LENDING LLC



                                 By: /s/ Jonathan Duskin
                                    ------------------------------
                                     Name: Jonathan Duskin
                                     Title:   Managing Director

         IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                               BUYERS:


                               HOLTZMAN OPPORTUNITY FUND, L.P.


                               By: Holtzman Financial Advisors, LLC, its
                               General Partner


                                By: SH Independence, LLC, its Managing
                                Member

                                By: /s/ Seymour Holtzman
                                    -----------------------------------
                                    Name: Seymour Holtzman
                                    Title: Sole Member

                               SCHEDULE OF BUYERS


       (1)                        (2)                      (3)          (4)           (5)                        (6)


                                                        AGGREGATE
                                                        PRINCIPAL    NUMBER OF                          LEGAL REPRESENTATIVE'S
                              ADDRESS AND               AMOUNT OF     WARRANT       PURCHASE             ADDRESS AND FACSIMILE
      BUYER                FACSIMILE NUMBER               NOTES       SHARES          PRICE                     NUMBER
-----------------------------------------------------------------------------------------------------------------------------------
PWJ Funding LLC   c/o Prentice Capital Management, LP                                              Schulte Roth & Zabel LLP
                  623 Fifth Avenue                                                                 919 Third Avenue
                  32nd Floor                                                                       New York, New York  10022
                  New York, NY  10022                                                              Attention: Robert Goldstein, Esq.
                  Attention: Michael Zimmerman                                                     Facsimile: (212) 593-5955
                  Charles Phillips                                                                 Telephone:  (212) 756-2000
                  Facsimile:  212-756-1464             $37,500,000       0         $37,500,000


PWJ Lending LLC   c/o Prentice Capital Management, LP                            Paid as part of   Schulte Roth & Zabel LLP
                  623 Fifth Avenue                                                     the         919 Third Avenue
                  32nd Floor                                                      consideration    New York, New York  10022
                  New York, NY  10022                                               for making     Attention: Robert Goldstein, Esq.
                  Attention: Michael Zimmerman                                     Bridge Loans    Facsimile: (212) 593-5955
                  Charles Phillips                                                  under the      Telephone:  (212) 756-2000
                  Facsimile:  212-756-1464                 $0        2,094,346   Bridge Facility


Holtzman                                                                         $12,500,000 for
Opportunity Fund,                                                                 the Note and
L.P.                                                                              consideration
                                                                                  paid for the
                                                                                 warrant as part
                                                                                     of the
                                                                                  consideration
                                                                                   for making
                                                                                  Bridge Loans
                                                                                    under the
                                                       $12,500,000    698,116    Bridge Facility


TOTAL                                                  $50,000,000   2,792,462

                                    EXHIBITS


Exhibit A    Form of Notes
Exhibit B    Form of Warrants
Exhibit C    Registration Rights Agreement
Exhibit D    Irrevocable Transfer Agent Instructions
Exhibit E    Form of Outside Company Counsel Opinion
Exhibit F    Form of Secretary's Certificate
Exhibit G    Form of Officer's Certificate
Exhibit H    Rights Plan Amendment




                                      - i -